UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

British American Tobacco p.l.c.
(Exact name of registrant as specified in its charter)

England and Wales	98-0207762

(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Global House
4 Temple Place
London WC2R 2PG
United Kingdom

(Address of principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

2.789% Notes due 2024	New York Stock Exchange
3.215% Notes due 2026	New York Stock Exchange
3.462% Notes due 2029	New York Stock Exchange
4.758% Notes due 2049	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-232691

Securities to be registered pursuant to Section 12(g) of the Act: None.

TABLE OF CO-REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code of Registrant’s Principal Executive Offices
B.A.T Capital Corporation	Delaware	61-0986865	103 Foulk Road Suite 120 Wilmington, Delaware 19803 U.S.A.
B.A.T. International Finance p.l.c.	England and Wales	98-0402606	Globe House 4 Temple Place London WC2R 2PG United Kingdom
B.A.T. Netherlands Finance B.V.	The Netherlands	Not Applicable	Handelsweg 53A 1181 ZA Amstelveen The Netherlands
Reynolds American Inc.	North Carolina	20-0546644	401 North Main Street Winston-Salem, North Carolina 27101 U.S.A.
_______________
*     B.A.T Capital Corporation is the issuer of the Notes being registered hereunder. The other listed registrants are guarantors of the Notes.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The registrant has filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement dated September 3, 2019 (the “Prospectus Supplement”) to a prospectus dated July 17, 2019 (the “Prospectus”), relating to the securities to be registered hereunder included in the registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-232691), which became automatically effective on July 17, 2019.

Item 1. Description of Registrant’s Securities to be Registered.

The information set forth in (i) the sections captioned “Description of Debt Securities and Guarantees”, “Certain Tax Considerations” and “Certain ERISA Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-232691) filed with the Commission on July 17, 2019, and (ii) the sections captioned “Description of the Notes and the Guarantees” and “Book-Entry, Delivery and Form of Securities” in the registrant’s Prospectus Supplement are each incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1
Indenture, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto, and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.2
Supplemental Indenture No. 1, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.3
Supplemental Indenture No. 2, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.4
Supplemental Indenture No. 3, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.5
Supplemental Indenture No. 4, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.5 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRITISH AMERICAN TOBACCO P.L.C.

Date: September 26, 2019	By:	/s/ T. Marroco
		Name:	T. Marroco
		Title:	Director

B.A.T CAPITAL CORPORATION

Date: September 26, 2019	By:	/s/ N. Wadey
		Name:	N. Wadey
		Title:	Director

B.A.T. INTERNATIONAL FINANCE P.L.C.

Date: September 26, 2019	By:	/s/ N. Wadey
		Name:	N. Wadey
		Title:	Director

B.A.T. NETHERLANDS FINANCE B.V.

Date: September 26, 2019	By:	/s/ M. Wiechers
		Name:	M. Wiechers
		Title:	Director

Date: September 26, 2019	By:	/s/ JEP Bollen
		Name:	JEP Bollen
		Title:	Director

REYNOLDS AMERICAN INC.

Date: September 26, 2019	By:	/s/ John R. Whitener
		Name:	John R. Whitener
		Title:	SVP Controller - Finance & Accounting and Treasurer

EXHIBIT INDEX

4.1
Indenture, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto, and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.2
Supplemental Indenture No. 1, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.3
Supplemental Indenture No. 2, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.4
Supplemental Indenture No. 3, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.5
Supplemental Indenture No. 4, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.5 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).